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                                                                    EXHIBIT 99.g

                        Contracting/Consulting Agreement

The undersigned agrees to work for uMember.com.Inc., a California corporation, as a contractor on a project by project basis.

THE UNDERSIGNED IS AN INDEPENDENT CONTRACTOR.
THIS IS NOT AN OFFER OF EMPLOYMENT.

As a contractor, you will be expected to provide a high level of customer satisfaction and maintain the reputation of UMember.com.Inc. You agree not to divulge confidential company information to any of our clients nor will you reveal your contract rate paid to you by uMember.com.Inc. You will be responsible for your own insurance and will pay your own taxes under California and Federal law. Any materials provided to you by uMember.com.Inc. for the performance of your contracted duties must be returned at the conclusion of the project or the cost of those materials will be deducted from any monies owed to you by uMember.com.Inc.

You also agree that any information obtained during the performance of your contract duties shall remain confidential between you and UMember.com.Inc. You further agree to refrain from disseminating any confidential information obtained during the course of the agreement. Such information includes but is not limited to, trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, computer programs, databases, customer lists, business plans or other financial information or subject matter pertaining to uMember.com.Inc.'s business.

NON-SOLICITATION OF CLIENTS: During the term of this agreement and for 6 months after its termination, expiration or cancellation, neither the Contractor nor its consultants shall solicit or offer to provide



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services, other than through UMember.com.Inc., to any account named below or to any client of UMember.com.Inc. for which the Contractor provided and was compensated for their Services.

NON-SOLICITATION OF EMPLOYEES: The contractor will not solicit any UMember.com.Inc. employee, or interfere with any contractual agreements, expressed or implied of UMember.com.Inc. for a period of one year from the date of termination, expiration or cancellation of this agreement.

Because you are a contractor and not an employee, you can be replaced at any time, for any reason, at the sole discretion of the UMember.com.Inc.'s account management team. However, you cannot leave a project or take another job without giving at least seventy-two hours notice.

Any violation of the terms and conditions set forth in this document may result in civil damages and/or a withholding of payments billed by you, the contractor, to UMember.com.Inc.. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, other than matters pertaining to injunctive relief including, without limitation, temporary restraining orders, preliminary injunctions and permanent injunctions, shall be determined by a mediator who is deemed mutually acceptable to the parties involved in the claim. The parties hereby waive the right to trial by jury. The parties agree to be bound by the decision of said mediator. It is hereby agreed that the parties shall be permitted to conduct discovery, as the mediator shall deem appropriate. Such resolution shall take place in Los Angeles County, California unless otherwise agreed to by the parties in writing.

The contractor is being contracted to provide Sales and Operations Consulting Services and support. Contractor agrees to only accept assignments or execute instructions from authorized uMember.com.Inc. personnel who must approve each billable client engagement prior to commencement of work by contractor. All paperwork must contain a billing reference number such as a authorized PO number or Service Call reference number.

The Contractor will be paid a monthly retainer of $6,000.00.


Contractor agrees to provide invoices to Wareforce on a bi-weekly basis.

As required, Contractor agrees to provide to uMember thorough documentation for each project. Contractors agrees that said documentation is proprietary to uMember and contractor agrees not retain said documentation for personal or other use.


I agree to all the terms and conditions set forth in this document.


/s/ Hamid Khorsandi                         /s/ Orie Rechtman
Hamid Khorsandi                             UMember.com.Inc.
                                            Orie Rechtman



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                                            CEO



October 10, 2000                            October 10, 2000
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Date                                        Date